UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

GLOBAL ELECTRONIC RECOVERY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127123
(Commission File Number)

TBA
(IRS Employer Identification No.)

Suite 432 - 6240 West 3rd Los Angeles, California 90036
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 310-467-9832

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 6, 2006 our Board of Directors' approved the appointment of Rogelio Villanueva Corral as a director of the Company.

Rogelio Villanueva Corral previously worked as a production and logistics manager at the Acuatila Fish Farm in Mazatlan, Sinaloa Mexico. Mr. Villanueva has a Bachelor of Business Administration from the Technological Institute of Monterrey in Monterrey, Nuevo Leon Mexico.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ELECTRONIC RECOVERY CORP.

/s/ David O'Neill
David O'Neill, President, Secretary & Director

Date: May 30, 2006